Exhibit 99.1

Apellis Pharmaceuticals Announces Pricing of Public Offering of Common Stock

WALTHAM Mass., January 8, 2020 (GLOBE NEWSWIRE) – Apellis Pharmaceuticals, Inc. (Nasdaq:APLS), a global biopharmaceutical company pioneering targeted C3 therapies, today announced the pricing of its underwritten public offering of 9.5 million shares of its common stock at a public offering price of $37.00 per share, for total gross proceeds of $351.5 million, before deducting underwriting discounts and commissions and expenses payable by Apellis. All of the shares in the offering are being sold by Apellis. In addition, Apellis has granted the underwriters a 30-day option to purchase up to 1.425 million additional shares of its common stock at the public offering price, less the underwriting discount and commissions. The offering is expected to close on January 13, 2020, subject to customary closing conditions.

Citigroup, J.P. Morgan and Evercore ISI are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. and Baird are acting as lead managers for the offering.

The shares are being offered by Apellis pursuant to an automatically effective shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on January 7, 2020. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (866) 803-9204; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, telephone: (888) 474-0200, or email: ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Apellis

Apellis Pharmaceuticals, Inc. is a global biopharmaceutical company that is committed to leveraging courageous science, creativity, and compassion to deliver life-changing therapies. By pioneering targeted C3 therapies, we aim to develop best-in-class and first-in-class therapies for a broad range of debilitating diseases that are driven by uncontrolled or excessive activation of the complement cascade, including those within hematology, ophthalmology, and nephrology.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated closing date of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on January 7, 2020, Apellis’ Quarterly Report on Form 10-Q filed with the SEC on November 5, 2019, and the risks described in other filings that Apellis may make with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Tracy Vineis

media@apellis.com

617.420.4839

Investor Contact:

Sam Martin / Maghan Meyers

Argot Partners

sam@argotpartners.com / maghan@argotpartners.com

212.600.1902